ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO BOND FUNDS, INC.



      INVESCO Bond Funds, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The aggregate number of shares which the Company has the authority to issue is three billion (3,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of thirty million dollars ($30,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1, paragraph 2 of the Articles of Amendment and Restatement of the Articles of Incorporation of the Company is hereby supplemented as follows:

                                   ARTICLE III
                                   -----------

                                 CAPITALIZATION
                                 --------------

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates four series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

        Fund Name & Class                                          Allocated Shares
        -----------------                                         ----------------
INVESCO High Yield Fund-Investor Class                  Four hundred million shares (400,000,000)
INVESCO  High Yield  Fund-Class C                       Three  hundred  million  shares  (300,000,000)
INVESCO High Yield Fund-Class K                         Four hundred million shares (400,000,000)
INVESCO  Select  Income Fund-Investor Class             Three  hundred  million  shares (300,000,000)
INVESCO Select Income Fund-Class C                      Three hundred million shares (300,000,000)
INVESCO Select Income Fund-Class K                      Three hundred million shares (300,000,000)
INVESCO U.S. Government Securities Fund-Investor Class  One hundred million shares (100,000,000)
INVESCO U.S. Government Securities Fund-Class C         One hundred million shares (100,000,000)
INVESCO Tax-Free Bond Fund-Investor Class               One hundred million shares (100,000,000)
INVESCO Tax-Free Bond Fund-Class C                      One hundred million shares (100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to allocate may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Associations Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Amendment and Restatement of the Articles of Incorporation of the Company. The information required by Section 2.208.1, subsection (a) of the Corporations and Associations Law of Maryland was not changed by these Articles Supplementary.

      THIRD: The provisions set forth in these Articles Supplementary were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-105, subsection (c) of the Corporations and Associations Law of Maryland.

      The undersigned President of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Bond Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 7th day of December 2000.

      These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                             INVESCO BOND FUNDS, INC.



                                             By:  /s/ Mark H. Williamson
                                                _____________________________
                                                Mark H. Williamson, President


[SEAL]

WITNESSED:



By: /s/ Glen A. Payne
______________________________
Glen A. Payne, Secretary



STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )



      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 7th day of December 2000.

                                          /s/ Ruth A. Christensen
                                          -----------------------
                                          Notary Public

My commission expires March 16, 2002.